UICI AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(Dollars and number of shares in thousands, except per share amounts)



                                           Three Months Ended   Nine Months Ended
                                               September 30,       September 30,
                                              1997      1996      1997      1996
                                             ------    ------    ------    ------
COMPUTATION OF EARNINGS PER COMMON
     AND COMMON EQUIVALENT SHARE:
      Average shares outstanding ........    45,290    43,467    45,209    40,858

      Add:
         Common stock equivalent of stock
            options and warrants ........        19        19        32        49
                                             45,309    43,486    45,241    40,907
                                             ======    ======    ======    ======

      Net income ........................   $22,614   $18,121   $63,850   $50,360
                                            =======   =======   =======   =======

      Primary net income per share ......   $  0.50   $  0.42   $  1.41   $  1.23
                                            =======   =======   =======   =======

COMPUTATION OF EARNINGS PER COMMON
         AND COMMON EQUIVALENT SHARE
         ASSUMING FULL DILUTION:

      Average shares outstanding ........    45,290    43,467    45,209    40,858

      Add:
         Common stock equivalent of stock
            options and warrants ........        24        20        36        52
                                            -------   -------   -------   -------
                                             45,314    43,487    45,245    40,910
                                            =======   =======   =======   =======

      Net income ........................   $22,614   $18,121   $63,850   $50,360
                                            =======   =======   =======   =======


      Fully diluted net income per share    $  0.50   $  0.42   $  1.41   $  1.23
                                            =======   =======   =======   =======

                                       14
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